Exhibit 99.1


                                    CASTELLE


                           2002 EQUITY INCENTIVE PLAN


                          As Adopted ____________, 2002


         1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options and Restricted Stock. Capitalized terms not defined in the text are defined in Section 23 ("Definitions).


         2. SHARES SUBJECT TO THE PLAN.


                  2.1 Number of Shares Available. Subject to Sections 2.2 ("Adjustment of Shares") and 17 ("Corporate Transactions"), the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 850,000 Shares plus Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued.


                  2.2 Adjustment of Shares. In the event that the number of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the number of Shares that may be granted pursuant to Sections 3 ("Eligibility"), 5.10 ("No Disqualification") and 8 ("Automatic Grants to Outside Directors") below, (c) the Exercise Prices of and number of Shares subject to outstanding Options, and (d) the number of Shares subject to other outstanding Awards may, upon approval of the Board in its discretion, be proportionately adjusted in compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.


         3. ELIGIBILITY. ISOs (as defined in Section 5 ("Options") below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 300,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder. A person may be granted more than one Award under this Plan.


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         4.       ADMINISTRATION.


                  4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Except to the extent which may otherwise be required by the terms of Section 8 ("Automatic Grants to Outside Directors") hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:


                  (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;


                  (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;


                  (c)      select persons to receive Awards;


                  (d)      determine the form and terms of Awards;


                  (e) determine the number of Shares or other consideration subject to Awards;


                  (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;


                  (g)      grant waivers of Plan or Award conditions;


                  (h) determine the vesting, exercisability and payment of Awards;


                  (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;


                  (j)      determine whether an Award has been earned;


                  (k)      initiate an Awards Exchange Program; and


                  (l) make all other determinations necessary or advisable for the administration of this Plan.


                  4.2 Committee Discretion. Except for automatic grants to Outside Directors pursuant to Section 8 ("Automatic Grants to Outside Directors") hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or the Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

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         5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:


                  5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and, except to the extent which may otherwise be required by the terms of Section 8 ("Automatic Grants to Outside Directors") hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.


                  5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.


                  5.3 Exercise Period. Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Shareholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.


                  5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than eighty-five percent (85%) of the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section7 ("Payment for Share Purchases").


                  5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant's investment intent and access to information and other matters, if any, as may be required by or desirable to the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.


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                  5.6 Termination. Notwithstanding the exercise periods set
forth in the Stock Option Agreement, the exercise of an Option will always be subject to the following:


                  (a) If the Participant is Terminated for any reason except the Participant's death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.


                  (b) If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant's Disability), then the Participant's Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant
                           (or the Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant's death or Disability, deemed to be an
                           NQSO), but in any event no later than the expiration date of the Options.


                  (c) If the Participant is terminated for Cause, then Participant's Options shall expire on such Participant's Termination Date, or at such later time and on such conditions as are determined by the Committee.


                  5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

                  5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in such calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are


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amended  after the Effective  Date to provide for a different  limit on the Fair
Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.


                  5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with
Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 ("Exercise Price") for Options granted on the date the action is taken to reduce the Exercise Price.


                  5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of ISOs exceed 10,000,000 Shares (adjusted in proportion to any adjustments under Section 2.2 ("Adjustment of Shares") hereof) over the term of the Plan.


         6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:


                  6.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock Awards will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty
(30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.


                  6.2 Purchase Price. The Purchase Price will be determined by the Committee on the date the Restricted Stock Award is granted or at the time the purchase is consummated, except in the case of a sale to a Ten Percent Shareholder, in which case the Purchase Price will be one hundred percent (100%) of the Fair Market Value on the date the Restricted Stock Award


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is granted or at the time the purchase is  consummated.  Payment of the Purchase
Price may be made in accordance with Section 7 ("Payment for Share Purchases").


                  6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.


                  6.4 Termination During Performance Period. If a Participant is terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee determines otherwise.


         7.       PAYMENT FOR SHARE PURCHASES.


                  7.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:


                  (a) by cancellation of indebtedness of the Company to the Participant;


                  (b) by surrender of shares that either: (1) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Participant in the public market;


                  (c) by waiver of compensation due or accrued to the Participant for services rendered to the Company or a Parent or Subsidiary of the Company;


                  (d) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's Common Stock exists:


                           (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the


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                                    Shares so purchased to pay for the
                                    Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or


                           (2) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or


                  (e) by any combination of the foregoing.


                  7.2 Loan Guarantees. The Committee may, subject to its express approval and where permitted by law, help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.


         8. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.


                  8.1 Types of Options and Shares. Options granted under this Plan and subject to this Section 8 shall be NQSOs.


                  8.2 Eligibility. Options subject to this Section 8 shall be granted only to Outside Directors.


                  8.3 Initial Grant. Each Outside Director who first becomes a member of the Board on or after the Effective Date will automatically be granted an option for that fixed number of Shares which the Committee has established for initial grants to Outside Directors as of the date of each grant (an "Initial Grant") on the date such Outside Director first becomes a member of the Board, unless such Outside Director received a grant of options before the Effective Date.


                  8.4 Succeeding Grant. On April 1 of each year (or the next business day should such date be a legal holiday), each Outside Director will automatically be granted an option for that fixed number of Shares which the Committee has established for succeeding grants to Outside Directors as of the date of each grant (a "Succeeding Grant"), provided, that the Outside Director is a member of the Board on such date and has served continuously as a member of the Board for a period of at least twelve (12) months since the last option grant (whether an Initial Grant or a Succeeding Grant) to such Outside Director. If less than twelve (12) months has passed, then the number of shares subject to the Succeeding Grant will be pro-rated based on the number of days passed since the last option grant to such Outside Director, divided by 365 days.


                  8.5 Vesting. The date an Outside Director receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the "Start Date" for such option.

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                  (a)      Initial Grant. Each Initial Grant will vest and be
                           exercisable as to 8.33333% of the Shares at the end of each full succeeding month after the Start Date, so long as the Outside Director continuously remains a director or a consultant of the Company.


                  (b) Succeeding Grant. Each Succeeding Grant will vest and be exercisable as to 8.33333% of the Shares at the end of each full succeeding month after the Start Date, so long as the Outside Director continuously remains a director or a consultant of the Company.





                  8.6 Exercise Price. The exercise price of an option pursuant to an Initial Grant or a Succeeding Grant shall be the Fair Market Value of the Shares at the time that such option is granted.


                  8.7 Termination. Except as provided below in this Section, the options granted under this Section 8 shall terminate and may not be exercised if the Outside Director ceases to be a member of the Board or a consultant of the Company. The date on which the Outside Director ceases to be a member of the Board or ceases to remain a consultant of the Company shall be referred to as the "Termination Date."


                  (a) Termination Generally. If Outside Director ceases to be a member of the Board or a consultant of the Company for any reason except death, Disability or Cause, the options granted under this Section 8, to the extent (and only to the extent) that it would have been exercisable by such Outside Director on the Termination Date, may be exercised by the Outside Director within three (3) months after the Termination Date, but in no event later than the expiration date.


                  (b) Death or Disability. If the Outside Director ceases to be a member of the Board or a consultant of the Company because of the death or Disability of the Outside Director, the options granted under this
                           Section 8, to the extent (and only to the extent) that it would have been exercisable by the Outside Director on the Termination Date, may be exercised by the Outside Director within twelve (12) months after the Termination Date, but in no event later than the expiration date.


                  (c) Cause. If the Outside Director is terminated for Cause, then the options granted under this Section 8 shall expire on such Outside Director's Termination Date, or at such later time and on such conditions as are determined by the Committee.


         9.       WITHHOLDING TAXES.


                  9.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements


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prior to the  delivery  of any  certificate  or  certificates  for such  Shares.
Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.


                  9.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.


         10. TRANSFERABILITY. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution, and may not be made subject to execution, attachment or similar process. During the lifetime of the Participant an Award will be exercisable only by the Participant or Participant's legal representative and any elections with respect to an Award may be made only by the Participant or Participant's legal representative.


         11. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.


                  11.1 Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Purchase Price or Exercise Price pursuant to Section 11.2 ("Restrictions on Shares").


                  11.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant's Termination at any time within ninety
(90) days after the later of the Participant's Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or Purchase Price, as the case may be.


         12. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal,


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state  or  foreign   securities  law,  or  any  rules,   regulations  and  other
requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.


         13. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.


         14. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards, including but not limited to an exchange pursuant to an Award Exchange Program and including but not limited to an exchange for a new option at a lower exercise price, whether or not such exchange is simultaneous. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.


         15. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. This Plan is intended to comply with the California Corporations Code. Any provision of this Plan which is inconsistent with the California Corporations Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of the California Corporations Code. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state


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securities laws, stock exchange or automated  quotation system,  and the Company will have no liability for any inability or failure to do so.


         16. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without Cause.


         17. CORPORATE TRANSACTIONS.


                  17.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a "Corporate Transaction"), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 17.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 17. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.


                  17.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 17, in the event of the occurrence of any Corporate Transaction described in Section 17.1, any outstanding Awards will be treated as
provided  in  the  applicable  agreement  or  plan  of  merger,   consolidation,
dissolution, liquidation, or sale of assets.

                  17.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.


         18. ADOPTION AND SHAREHOLDER APPROVAL. This Plan will become effective on the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company's Common Stock is declared effective by the SEC (the "Effective Date"). This Plan shall be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve
(12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial shareholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the shareholders of the Company; (c) in the event that initial shareholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled, and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that shareholder approval of such increase shall not be obtained within the time period provided herein, all Awards granted pursuant to such increase shall be cancelled, any Shares issued pursuant to any Awards granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase shall be rescinded.


         19. TERM OF PLAN/GOVERNING LAW. Unless earlier Terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of shareholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.


         20. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the

California Corporations Code, the Code or the regulations promulgated thereunder as such provisions apply to this Plan.


         21. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.


         22. INSIDER TRADING POLICY. Each Participant and Outside Director who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company's securities by employees, officers and/or directors of the Company.


         23. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:


                 "Award" means any award under this Plan, including any Option or Restricted Stock Award.


                 "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.


                 "Awards Exchange Program" is a program whereby outstanding (a) Options are exchanged for new Options with a lower exercise price and (b) Restricted Stock Awards are exchanged for new Restricted Stock Awards with a lower purchase price.


                 "Board" means the Board of Directors of the Company.


                 "Cause" means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company, or (c) a failure to materially perform the customary duties of employee's employment.


                 "Code" means the Internal Revenue Code of 1986, as amended.


                 "Committee" means the Compensation Committee of the Board.


                 "Company" means Corporation, Inc. or any successor corporation.


                 "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.


                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.


                 "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

                 "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:


                  (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;


                  (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;


                  (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine);


                  (d) in the case of an Award made on the Effective Date, the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or


                  (e) if none of the foregoing is applicable, by the Committee in good faith.


                 "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to
Section 16 of the Exchange Act.


                 "Option" means an award of an option to purchase Shares pursuant to Section 5 ("Options").


                 "Outside Director" means a member of the Board who is (a) not an employee of the Company or any Parent or Subsidiary of the Company and (b) not a representative of any venture capital funds or corporate investors who own 10% or more of Company's Common Stock.


                 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                 "Participant" means a person who receives an Award under this Plan.


                 "Performance Factors" means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

                  (a)      Net revenue and/or net revenue growth;


                  (b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;


                  (c)      Operating income and/or operating income growth;


                  (d)      Net income and/or net income growth;


                  (e)      Earnings per share and/or earnings per share growth;


                  (f) Total shareholder return and/or total shareholder return growth;


                  (g)      Return on equity;


                  (h)      Operating cash flow return on income;


                  (i)      Adjusted operating cash flow return on income;


                  (j)      Economic value added; and


                  (k)      Individual confidential business objectives.


                 "Performance Period" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards.


                 "Plan" means this Corporation, Inc. 2002 Equity Incentive Plan, as amended from time to time.


                 "Restricted Stock Award" means an award of Shares pursuant to
Section 6 ("Restricted Stock").


                 "SEC" means the Securities and Exchange Commission.


                 "Securities Act" means the Securities Act of 1933, as amended.


                 "Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 ("Shares Subject to the Plan") and 17 ("Corporate Transactions"), and any successor security.


                 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                 "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or

Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").


                 "Unvested Shares" means "Unvested Shares" as defined in the Award Agreement.


                 "Vested Shares" means "Vested Shares" as defined in the Award Agreement.